UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2017

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreements.

On April 7, 2017, the Company entered into a Loan Agreement (the “Term Loan Agreement”) among the Company, as borrower, certain of its subsidiaries, as guarantors, the financial parties party thereto, as lenders (the “Term Loan Lenders”) and TCW Asset Management Company LLC, as the agent. Under the Term Loan Agreement, the Term Loan Lenders agreed to make a term loan (the “Term Loan”) to the Company in aggregate principal amount of $140 million. The initial Term Loan draw at closing was $110 million. These proceeds, along with proceeds received from a draw on the ABL Agreement (as defined below), were used to repay the Company’s previous term loan which had a remaining principal balance including accrued interest of $118.2 million. The Term Loan Agreement provides for a delayed draw feature that allows the Company to draw up to an additional $30 million through April 7, 2019. The ability to access the delayed draw commitment is subject to maintaining compliance with certain terms and conditions. The proceeds from the delayed draw term loan can be used to fund distributions, permitted acquisitions, and repayments of existing indebtedness. At the Company’s option, the Term Loan interest rate will be either the prime rate or the LIBOR rate, plus an applicable margin based on the Company’s net senior leverage ratio. The Company may specify the interest rate period of one, three or six months for interest on loans under the Term Loan Agreement bearing interest based on the LIBOR rate. Initially, the Term Loan will bear interest at a rate of one month LIBOR plus 625 basis points for the 2017 fiscal year.

The Term Loan matures on April 7, 2022. In addition to scheduled quarterly principal repayments, commencing June 30, 2017, the Term Loan Agreement requires prepayments at specified levels upon the Company’s receipt of net proceeds from certain events, including but not limited to certain asset dispositions, extraordinary receipts, and the issuance or sale of any indebtedness or equity interests (other than permitted issuances or sales). The Term Loan Agreement also requires prepayments at specified levels from the Company’s excess cash flow. The Company is also permitted to voluntarily prepay the Term Loan in whole or in part. All prepayments of the loans will be applied first to that portion of the loans comprised of prime rate loans and then to that portion of loans comprised of LIBOR rate loans. The Term Loan Agreement contains customary events of default and financial, affirmative and negative covenants, including but not limited to quarterly financial covenants commencing with the fiscal quarter ending July 1, 2017 relating to the Company’s fixed charge coverage ratio and net senior leverage ratio, and an annual limitation on capital expenditures and product development investments, collectively.

Pursuant to a Guarantee and Collateral Agreement dated as of April 7, 2017 (the “Term Loan Security Agreement”), the Term Loan is secured by a first priority security interest in substantially all assets of the Company and the subsidiary guarantors. Under an intercreditor agreement (the “Intercreditor Agreement”) between the Term Loan Lenders and the ABL Lenders (as defined below), the Term Loan Lenders have a second priority security interest in substantially all working capital assets of the Company and the subsidiary guarantors, subordinate only to the first priority security interest of the Asset-Based Lenders in such assets, and a first priority security interest in all other assets.

Also on April 7, 2017, the Company entered into the Third Amendment to Loan Agreement (the “ABL Agreement”) among the Company, certain of its subsidiary borrowers, Bank of America, N.A. and Bank of Montreal as lenders (the “ABL Lenders”), and Bank of America, N.A., as agent for the ABL Lenders (the “ABL Amendment”). The ABL Amendment provided a new lower pricing tier of LIBOR plus 125 basis points, a seasonal increase in the borrowing base of 5.0% of eligible accounts receivable for the months of March through August, and the inclusion of certain inventory in the borrowing base, which previously had been excluded. Additionally, certain conforming changes were made in connection with the entry into the Term Loan Agreement. The ABL Amendment extends the maturity of the ABL Agreement to April 7, 2022 (“ABL Termination Date”), provided that the ABL Termination Date will automatically become February 7, 2022 unless the Term Loan Agreement has been repaid, prepaid, refinanced, redeemed, exchanged, amended or otherwise defeased or discharged prior to such date.

Pursuant to an Amended and Restated Guarantee and Collateral Agreement dated as of April 7, 2017 (the “ABL Security Agreement”), the Loan Agreement is secured by a first priority security interest in substantially all assets of the Company and the subsidiary borrowers. Under the Intercreditor Agreement, the ABL Lenders have a first priority security interest in substantially all working capital assets of the Company and the subsidiary borrowers, and a second priority security interest in all other assets, subordinate only to the first priority security interest of the Term Loan Lenders in such other assets.

Total fees incurred with respect to the Term Loan and ABL Amendment were estimated to be approximately $4 million, collectively.

The Term Loan Agreement, the Term Loan Security Agreement, the ABL Amendment and the ABL Security Agreement are filed as exhibits herewith and incorporated herein by reference. The foregoing descriptions of the Term Loan Agreement, the Term Loan Security Agreement, the ABL Amendment and the ABL Security Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements.

Item 1.02	Termination of a Material Definitive Agreements.

In connection with the entry into the Term Loan Agreement, the Credit Agreement, dated June 11, 2013, by and among School Specialty, Inc. and certain of its subsidiaries, as borrowers, certain lenders party thereto, and Credit Suisse AG, as Administrative Agent and Collateral Agent, was terminated on April 7, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Loan Agreement, dated as of April 7, 2017, by and between School Specialty, Inc., as borrower, certain of its subsidiaries, as guarantors, the financial parties party thereto, as lenders, and TCW Asset Management Company, LLC, as agent.

10.2	Guarantee and Collateral Agreement, dated as of April 7, 2017, among School Specialty, Inc., the guarantors party thereto, and TCW Asset Management Company, LLC, as agent

10.3	Third Amendment, dated as of April 7, 2017, to the Loan Agreement among School Specialty, Inc. and certain of its subsidiaries, as borrowers, Bank of America, N.A. and Bank of Montreal, as lenders, Bank of Montreal as syndication agent, and Bank of America, N.A., as agent for the lenders

Exhibit No.	Description

10.4	Amended and Restated Guarantee and Collateral Agreement, dated April 7, 2017, amending and restating the Guarantee and Collateral Agreement, dated as of June 11, 2013, among School Specialty, Inc., the guarantors party thereto and Bank of America, N.A., as agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: April 13, 2017	By:	/s/ Kevin Baehler

Kevin Baehler Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated as of April 7, 2017, by and between School Specialty, Inc., as borrower, certain of its subsidiaries, as guarantors, the financial parties party thereto, as lenders, and TCW Asset Management Company, LLC, as agent.

10.2	Guarantee and Collateral Agreement, dated as of April 7, 2017, among School Specialty, Inc., the guarantors party thereto, and TCW Asset Management Company, LLC, as agent

10.3	Third Amendment, dated as of April 7, 2017, to the Loan Agreement among School Specialty, Inc. and certain of its subsidiaries, as borrowers, Bank of America, N.A. and Bank of Montreal, as lenders, Bank of Montreal as syndication agent, and Bank of America, N.A., as agent for the lenders

10.4	Amended and Restated Guarantee and Collateral Agreement, dated April 7, 2017, amending and restating the Guarantee and Collateral Agreement, dated as of June 11, 2013, among School Specialty, Inc., the guarantors party thereto and Bank of America, N.A., as agent

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